UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 7, 2013

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ZAYO GROUP, LLC
(Exact name of registrant as specified in its charter)
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Delaware	333-169979	26-201259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1805 29th Street, Suite 2050, Boulder, CO 80301
(Address of Principal Executive Offices)
(303) 381-4683
(Registrant’s Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure
Zayo Group, LLC ("Zayo") is announcing that Dan Caruso, Zayo's President and Chief Executive Officer, was diagnosed with prostate cancer in March of 2013.  The cancer was found during a routine health examination, where an elevated Prostate Specific Antigen (PSA) level was detected during a blood test.  Several additional tests have been performed, leading to a consensus opinion that the cancer, if it has spread beyond the prostate, is likely contained to the lymph nodes in close proximity to the prostate.  Prostate cancer of this nature is highly treatable.

In May, Mr. Caruso will be having robotic surgery to remove the prostate and nearby ("regional") lymph nodes, with the intent to remove all of the cancer.  The surgery will be performed at Memorial Sloan-Kettering Cancer Center by Doctor Vincent Laudone, Sloan's Co-Director of Robotic Surgery Program.  Dr. Peter Scardino, Sloan's Chair of Department of Surgery and Head of their Prostate Cancer Program, is overseeing Mr. Caruso's treatment plan.

Mr. Caruso expects to begin participating in business activities within a week following the surgery and return to his normal work routine within a short period of time after the surgery.

The information contained under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer
DATED: May 7, 2013